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                                                                     EXHIBIT (j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 11, 1999, relating to the financial statements and financial highlights of Van Kampen High Yield Municipal Fund, a series of the Van Kampen Tax-Exempt Trust, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectus and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
March 29, 1999